EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

WIENER, GOODMAN & COMPANY, P.C., certified public accountants, hereby consents to the use of our opinion dated March 21, 2003, on the financial statements and schedules of Delta Mutual, Inc. as of December 31, 2002, for filing with the Delta Mutual, Inc. Form S-8.

                                           /s/ WIENER, GOODMAN & COMPANY, P.C.
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                                             WIENER, GOODMAN & COMPANY, P.C.
Dated: August 20, 2003